UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report February 28, 2008
(Date of earliest event reported February 28, 2008)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code (86) 27 853 75701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Representatives of New Oriental Energy & Chemical Corp. (the “Company”) will use materials attached hereto as Exhibits 99.1 and 99.2 in investors’ presentations from time to time.

The Information contained in this report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission.

Reference is made to page 2 of Exhibit 99.1 and page 2 of Exhibit 99.2 for a discussion of certain forward-looking statements included in the presentation materials. These “forward-looking statements,” which are based on management’s beliefs, as well as on a number of assumptions concerning future events and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see the Company’s filings with the Securities and Exchange Commission.

The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of the Company.

Item 9.01. Financial Statements And Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Presentation materials for investor presentation by New Oriental Energy & Chemical Corp.

99.2	Presentation materials for investor presentation by New Oriental Energy & Chemical Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2008

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Ben Wang
Name: Ben Wang Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation materials for investor presentation by New Oriental Energy & Chemical Corp.

99.2	Presentation materials for investor presentation by New Oriental Energy & Chemical Corp.